Exhibit 99.1

Oncocyte Strengthens Transplant Intellectual Property Portfolio with US Patent Covering Digital PCR Technology for Early Detection of Organ Transplant Rejection

U.S. patent builds upon prior EU patent protection enabling launch of Therasure Transplant Monitor LDT and FDA kits in both the U.S. and Europe

Oncocyte’s recently acquired Therasure Transplant Monitor facilitates fast and accurate testing of dd-cfDNA to allow for timely and confident post-transplant treatment decisions

Irvine, Calif., October 27, 2021 – Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics and monitoring company with the mission to improve patient outcomes by providing clear insights that inform critical decisions in the diagnosis, treatment, and monitoring of cancer, today announced the issuance of U.S. Patent No. 11,155,872 for digital polymerase chain reaction (dPCR) technique for molecular detection of solid organ allograft rejection. The new patent strengthens Oncocyte’s intellectual property portfolio in the blood-based monitoring market including the transplant setting, enabling Therasure Transplant Monitor, its donor-derived cell-free DNA (dd-cfDNA) test, access to the $2 billion U.S. transplant market. Therasure Transplant Monitor is a blood-based solid organ transplantation monitoring test that is designed to be used in lieu of a tissue biopsy in kidney, liver and heart transplant patients, minimizing the need for these invasive and costly procedures.

“Our newest patent will play an important role in strengthening our IP portfolio as we establish a robust pipeline of blood-based monitoring tests to democratize monitoring tests in both the transplant and oncology markets, helping to ensure that patients and their doctors get the right insights at the right time to make the best decisions,” said Ron Andrews, President and CEO of Oncocyte. “The issuance of our second U.S. patent, building upon our prior U.S. and EU patents, gives us a protected path to launch an LDT in the U.S. to complement our current efforts in Germany and the EU. Our U.S. LDT is now expected to be validated and ready for CMS submission by the end of the first quarter in 2022 and with the broad LCD coverage for molecular testing of organ rejection from CMS in place, which cited our technology, we believe we will have a solid path to reimbursement.”

Mr. Andrews continued, “Our future development beyond the LDT will include partnering with a technology platform and channel partner to initiate a clinical trial effort for a kitted product with an FDA submission planned in the first half of 2023. We believe our strategy to launch as a LDT and move to a kit business in the U.S. and Europe, will allow us a rapid path to market and revenues in 2022, with the ultimate goal of democratizing this new technology. Importantly, this differentiated approach that is more specific, quantitative for longitudinal follow up, cost effective and provides same-day turnaround time of important information for patient management has the potential to improve patient care and accelerate patient access to this essential insight in an estimated $2B U.S. market.”

The patent granted delivers Oncocyte the right to exclude others from using the claimed methods in the United States and the European Union (where an earlier patent, EP3004388 was granted), strengthening the broader transplant IP portfolio which also covers methods of absolute quantification of dd-cfDNA through dPCR in both the U.S. and EU (US10,570,443 / EP3201361). Oncocyte is currently validating the Therasure Transplant Monitor in its Nashville CLIA lab and is on track for a lab developed test (LDT) launch in the first half of 2022. The Company is also planning a clinical trial program to support an In Vitro Diagnostic Regulation submission to the U.S. Food and Drug Administration (FDA) in early 2023.

Ekkehard Schütz, M.D., Ph.D., FAACC, Managing Director of Oncocyte GmbH and Head of Blood Based Monitoring Program at Oncocyte, said, “As a biomarker, dd-cfDNA can enable cost-effective, precise surveillance of transplant recipients to decrease premature graft loss resulting in the need for re-transplantation. Quantitative dPCR assays, like Therasure, should be considered the gold standard to monitor this biomarker and give care teams the early information as fast as needed to adjust and optimize a patient’s treatment. On top of the test itself, our IP portfolio together with the newly granted patent also protects its highly precise absolute quantification, which outperforms the standard percentage values for dd-cfDNA. We are thrilled to expand into this market with a proven technology which we believe will enable improved patient care and cost efficiencies across the globe.”

To date, over 20 clinical studies and numerous peer reviewed publications have validated the usefulness of dd-cfDNA tests as non-invasive biomarkers to assess rejection, cell death, and under-immunosuppression – all signs that a transplant is or is soon to be rejected. However, the technologies in use differ in effectiveness, accuracy, and speed of turnaround. Data published to date identifies dPCR as the fastest and least-expensive technique as compared to other methods that measure dd-cfDNA, such as next-generation sequencing. With widely published results in high impact medical journals such as PLOS Medicine, American Journal of Transplantation, Transplantation and Clinical Chemistry, Oncocyte’s now-patented Therasure test is the only test on the market of this kind clinically validated for liver transplants, and for kidney and heart transplantation in large clinical cohort studies.

About Oncocyte

Oncocyte is a precision diagnostics and monitoring company with the mission to improve patient outcomes by providing clear insights that inform critical decisions in the diagnosis, treatment, and monitoring of cancer. The Company, through its proprietary tests and pharmaceutical services business, aims to help save lives by accelerating the diagnosis of cancer and advancing cancer care. The Company’s tests are designed to help provide clarity and confidence to physicians and their patients at every stage. DetermaRx™ identifies early-stage lung cancer patients who are at high risk for cancer recurrence and who may benefit from adjuvant chemotherapy. DetermaIO™, a gene expression test currently used as a research-use only tool, assesses the tumor microenvironment to predict response to immunotherapies. The Company’s pipeline of tests in development also includes DetermaTx™, which will assess mutational status of a tumor, blood-based monitoring test DetermaCNITM, and long-term recurrence monitoring test DetermaMx™. In addition, Oncocyte’s pharmaceutical services provide companies that are developing new cancer treatments a full suite of molecular testing services to support the drug development process.

DetermaRxTM, DetermaIOTM, DetermaTxTM, DetermaCNITM, DetermaMxTM and TherasureTM are trademarks of Oncocyte Corporation.

Oncocyte Forward Looking Statements. Oncocyte cautions you that this press release contains forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to the new patent’s role in strengthening Oncocyte’s IP portfolio, the expectation that Oncocyte’s U.S. LDT will be validated and ready for CMS submission by the end of the first quarter in 2022, Oncocyte’s plans to partner with a technology platform and channel partner to initiate a clinical trial effort for a kitted product with an FDA submission planned in early 2023, the expected benefits of Oncocyte’s kit business strategy in the U.S. and Europe, the expectation that the new technology will enable patient care and cost efficiencies across the globe, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests Oncocyte or its subsidiaries commercialize, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Media Contact

Terri Clevenger
Westwicke/ICR Healthcare PR
Tel: 203.856.4326
terri.clevenger@icrinc.com

Investor Contact

Bob Yedid
LifeSci Advisors, LLC
646-597-6989
bob@lifesciadvisors.com